                                                                    Exhibit 10.6

                            MODIFICATION AGREEMENT


     This MODIFICATION AGREEMENT (this "Modification Amendment") is made as of
                                        ------------ ---------
this 1st day of December, 1995, by and among Dairy Mart Convenience Stores, Inc., a Delaware corporation (the "Company"), Charles Nirenberg ("Nirenberg"),
                                   -------                        ---------
FCN Properties Corporation, a Connecticut corporation ("FCN"), The Nirenberg
                                                        ---
Foundation, Inc., a Connecticut corporation formerly known as The Nirenberg Family Charitable Foundation, Inc. (the "Foundation"), Robert B. Stein, Jr.
                                         ----------
("Stein") and Gregory G. Landry ("Landry").
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                             W I T N E S S E T H:
                             -------------------

     WHEREAS, the Company, Nirenberg, FCN, the Foundation, Stein and Landry are parties to that certain Agreement dated October 30, 1995 (the "Original
                                                                --------
Agreement"); and
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     WHEREAS, the parties desire to amend and modify the Original Agreement in certain respects.

     NOW, THEREFORE, the parties hereto hereby agree to amend and modify the Original Agreement as follows:

     1.    DEFINITIONS.  Except to the extent amended, modified and/or
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supplemented by this Modification Agreement, capitalized terms used herein without definition shall have the meaning ascribed to such terms in the Original Agreement.

     2.    AMENDMENTS TO SECTION 1(a).

           (a) Section 1(a) of the Original Agreement is hereby amended to delete the words "(i) right, title and interest in and to Nirenberg's general partner interests in New DM Management Associates I, a Connecticut general partnership ("New DM Management I"), and New DM Management Associates II, a Connecticut general partnership ("New DM Management II");" commencing on the fifth line of such Section 1(a), and by renumbering clauses (ii), (iii) and (iv) of such Section 1(a) as clauses (i), (ii) and (iii), respectively.

           (b) Section 1(a) of the Original Agreement is hereby further amended by deleting the words "New DM Management I and New DM Management II" on the 31st line of such Section 1(a) and inserting in lieu thereof the words "New DM Management Associates I, a Connecticut general partnership ("New DM Management I"), and New DM Management Associates II, a Connecticut general partnership ("New DM Management II")".
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                                      -2-


     3. ADDITION OF NEW SECTION 1(c). Section 1 of the Original Agreement is hereby amended by adding a new subparagraph (c) thereunder to read in its entirety as follows:

               "(c) At the Closing, Nirenberg shall withdraw as a partner of New DM Management I and New DM Management II."

     4. ADDITION OF NEW SECTION 1(d). Section 1 of the Original Agreement is hereby amended by adding a new subparagraph (d) thereunder to read in its entirety as follows:

               "(d) In the event that the Closing occurs on a date after November 29, 1995, then, in addition to the amount payable at the Closing under each of Sections 1(b), 6(e) and 8(e), the Company shall, at the Closing, pay to each of Nirenberg, FCN and the Foundation, as applicable, interest at the rate of 8 3/4% per annum on the amount payable to such person, if any, under each of Sections 1(b), 6(e) and 8(e), for the number of days from November 29, 1995 through and including the date of the Closing."

     5. AMENDMENT OF SECTION 2. Section 2 of the Original Agreement is hereby amended by changing the reference to November 29, 1995 to December 1, 1995.

     6. AMENDMENT OF SECTION 4. Section 4 of the Original Agreement is hereby amended by changing the reference to November 29, 1995 to December 1, 1995.

     7. AMENDMENT OF SECTION 6(e). Section 6(e) of the Original Agreement is hereby amended to delete the dollar figure "$2,300,000" on the third line of such Section 6(e) and to insert in lieu thereof the dollar figure "$800,000."
Section 6(e) of the Original Agreement is hereby further amended by adding the following sentence at the end thereof: "The amount payable by the Company to Nirenberg pursuant to this Section 6(e) shall be subject to adjustment pursuant to, and in accordance with, Section 1(d) hereof."

     8. ADDITION OF NEW SECTION 8(e). Section 8 of the Original Agreement is hereby amended by adding a new subparagraph (e) thereunder to read in its entirety as follows:

               "(e) The parties hereby acknowledge and agree that, without limiting the generality of Section 8(a) above, among the claims being released by Nirenberg pursuant to said Section 8(a) are claims that Nirenberg may have against the Company (which the Company does not
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                                      -3-

           hereby acknowledge) for pain and suffering and damage to reputation suffered by Nirenberg as a result of the Company's termination of Nirenberg's employment with the Company and his position as Chairman. The parties hereby further acknowledge and agree that, in consideration of Nirenberg's agreement to release the Company from any such claims for pain and suffering and damage to reputation, the Company shall pay to Nirenberg at the Closing a non-refundable sum of $1,500,000 by wire transfer of federal funds to an account or accounts designated by Nirenberg. The amount payable by the Company to Nirenberg pursuant to this Section 8(e) shall be subject to adjustment pursuant to, and in accordance with, Section 1(d) hereof."

     9. AMENDMENT OF SECTION 9. Section 9 of the Original Agreement is hereby amended to read in its entirety as follows:

           "9.  Indemnification.  Provided the Closing occurs, the Company
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           agrees to the fullest extent permitted under Delaware law to indemnify and hold Nirenberg harmless from and against any costs, expenses (including, without limitation, reasonable legal fees and expenses), judgments, fines, penalties and amounts paid in settlement (collectively "Costs") which he may incur or to which he may become subject by reason of (i) the transactions contemplated hereby, (ii) his service as an officer, director and/or employee of the Company (to the fullest extent permitted under Section 145 of the Delaware General Corporation Law), including, without limitation, Costs in connection with the Kahn litigation, (iii) the transactions relating to the reconstitution of DM Associates and the dissolution and replacement of DM Management Associates as the general partner of DM Associates by New DM Management I and New DM Management II, (iv) private causes of action by reason of the actions taken by Nirenberg and/or any of the foregoing entities to effect a change in the composition of the Board of Directors of the Company, (v) any claim made by, or any action, suit, arbitration or other proceeding commenced or threatened by any partner of DM Associates or any stockholders or other affiliates of such partner against Nirenberg, FCN, the Foundation, any other
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                                      -4-

           affiliate of Nirenberg, DM Associates, New DM Management I or New DM Management II that is based on or predicated on a claim or allegation that (A) the consummation of the transactions contemplated under this Agreement caused, gave rise to or have resulted in a breach of any provision of the partnership agreement of DM Associates, (B) the consummation of the transactions contemplated under this Agreement gave rise to, have resulted in, or were in breach of any fiduciary duty owed by Nirenberg, FCN, the Foundation, any other affiliate of Nirenberg, DM Associates, New DM Management I or New DM Management II to any such partner of DM Associates, any stockholders or other affiliates of such partner or DM Associates or (C) the failure of New DM Management I to exercise (or the failure of Nirenberg to cause New DM Management I to exercise), whether for the account of New DM Management I or the account of DM Associates, the right of first refusal contemplated under Section 10.4 of the partnership agreement of DM Associates as in effect on the date hereof was a breach of such
           Section 10.4 or a breach of a fiduciary duty owed by New DM Management I or Charles Nirenberg, as the case may be, or (vi) any claim made by, or any action, suit, arbitration or other proceeding commenced or threatened by, any person (including, without limitation, any partner of DM Associates or any stockholders or other affiliates of such partner) against Nirenberg or the Foundation that is based on or predicated on (A) any action taken or failure to act by either Nirenberg or the Foundation as a limited partner of DM Associates at any time from and after the Closing or (B) any action taken or failure to act by the Company and/or its assignees in their capacities as attorneys-in-fact of Nirenberg or the Foundation in their respective capacities as limited partners of DM Associates. Upon its receipt of any notice from Nirenberg with respect to any matter for which indemnification is available, the Company shall have the right to assume the defense thereof with counsel of its choice and thereafter the Company shall not be responsible for any legal fees incurred by Nirenberg in respect thereof; provided, that if
                                                          --------
           Nirenberg is advised by counsel that there may be defenses available to him that differ from those available to the Company or other indemnified parties or otherwise that the potential exists for a conflict between Nirenberg shall be entitled to retain one firm of legal counsel on his behalf at the Company's expense. Nirenberg shall not compromise or settle any action for which indemnification may be available without the Company's prior written consent, which shall not be unreasonably withheld. Such indemnification shall be conditional on Nirenberg reasonably cooperating with the Company with respect to any matter for which indemnification is available."

     10. AMENDMENT TO SECTION 10(c). Section 10(c) of the Original Agreement is hereby amended by deleting the text thereof in its entirety and substituting therefor the following:

               "(c)  [INTENTIONALLY DELETED]"

     11. AMENDMENT TO SECTION 10(f). Section 10(f) of the Original Agreement is hereby amended by deleting the words "to be reconvened on
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                                      -5-

November 30, 1995 or such earlier date as is required pursuant to Section 10(c) hereof" commencing on the 6th line of said Section 10(f). Section 10(f) of the Original Agreement is hereby further amended by inserting the words "in the event the Closing does not occur on or prior to the Agreement Termination Date" immediately after the word "stockholders" on the last line of said Section 10(f).

     12.   GENERAL.
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     12.1. Ratification.  Except to the extent modified, supplemented and/or
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amended by this Modification Agreement, all of the terms, provisions and conditions of the Original Agreement are hereby ratified and confirmed and shall remain in full force and effect.

     12.2. Entire Agreement.  The Original Agreement and this Modification
           -----------------
Agreement contain the entire agreement among the parties with respect to the subject matter thereof and hereof. The Original Agreement and this Modification Agreement shall be read and construed together as a single agreement, and the term "Agreement", as used throughout the Original Agreement, is hereby modified
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to mean, and shall hereinafter be deemed to make reference to, the Original
Agreement as amended by this Modification Agreement.

     12.3. Counterparts.  This Modification Agreement may be executed in any
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number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     12.4. Governing Law.  This Modification Agreement shall be governed by and
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construed, interpreted and enforced in accordance with the laws of the State of
Connecticut, excluding the choice of laws rules thereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Modification Agreement under seal as of the date and year first above written.



                                             /s/ Charles Nirenberg
                               -------------------------------------------------
                                                CHARLES NIRENBERG

                                       FCN PROPERTIES CORPORATION


                                       By: /s/ Charles Nirenberg
                                          --------------------------------------
                                          Charles Nirenberg, President



                                       THE NIRENBERG FOUNDATION, INC.


                                       By: /s/ Charles Nirenberg
                                          --------------------------------------
                                          Charles Nirenberg, President


                                       DAIRY MART CONVENIENCE STORES, INC.


                                       By: /s/ Robert B. Stein, Jr.
                                          --------------------------------------
                                          Robert B. Stein, Jr., President


                                               /s/ Robert B. Stein, Jr.
                                       -----------------------------------------
                                                 ROBERT B. STEIN, JR.


                                               /s/ Gregory G. Landry
                                       -----------------------------------------
                                                 GREGORY G. LANDRY